SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

EPIC FINANCIAL  CORPORATION

(Exact name of registrant as specified in its charter)

    Nevada

                   000-33417

       88-0451534

     (State or other jurisdiction of

                  (Commission File No.)

        (I.R.S. Employer Identification No.)

    incorporation or organization)

7545 N. Del Mar Avenue, Suite 102, Fresno, California 93711

(Address of principal executive offices)

               Registrant's telephone number, including area code:   (559)  435-4380

N/A

(Former name or former address, if changed since last report)

Item 1.01        Entry into a Material Definitive Agreement.

Pursuant to a Purchase Agreement dated March 28, 2005 (the "Purchase Agreement"), the Company, on March 28, 2005, closed a transaction, whereby it sold all of the issued and outstanding common stock of its wholly owned subsidiary, Saddleback Investment Services, Inc. ("Saddleback") to TRAC Mortgage Holdings, Inc.  Reference is made to Item 2.01 of this Current Report for further information concerning the Purchase Agreement.

Item 2.01        Completion of Acquisition or Disposition of Assets.

Pursuant to a Purchase Agreement dated March 28, 2005 (the "Purchase Agreement"), the Company, on March 28, 2005, closed a transaction, whereby it sold all of the outstanding common stock of its wholly owned subsidiary, Saddleback Investment Services, Inc. ("Saddleback") to TRAC Mortgage Holdings, Inc.. Prior to the closing of the transaction, the Company and Saddleback effected the cancellation of 100,000 shares of Series A Preferred Stock of Saddleback owned by the Company and 1,000,000 shares of the Company's Series A Preferred Stock owned by Saddleback.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 hereto

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about March 31, 2005, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State.  This Amendment increased the authorized number of shares of common stock from 20,000,000 to 500,000,000.

Item 9.01.        Financial Statement and Exhibits.

a.

Financial Statements.

None

b.

Exhibits.

            Exhibit                                  Description

            Number

                            3.1.8.         Certificate of Amendment to Articles of  Incorporation, filed with Secretary of State of Nevada on March 30, 2005.

                            10.3            Purchase Agreement dated, March 28, 2005, by and between Epic Financial and

                                               TRAC Mortgage Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  April 4, 2005

EPIC FINANCIAL CORPORATION

By:  /s/ Rodney R. Ray

Rodney R. Ray, President